EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      WEBSTER PREFERRED CAPITAL CORPORATION

                     ---------------------------------------

                        Pursuant to Section 33-801 of the
                      Connecticut Business Corporation Act

                     ---------------------------------------



         Webster Preferred Capital Corporation (the "Corporation"), a corporation organized and existing under the Connecticut Business Corporation Act, as amended, and having its principal office in the State of Connecticut at 145 Bank Street, Waterbury, Connecticut 06702,

         DOES HEREBY CERTIFY:

              FIRST: The name of the Corporation is Webster Preferred Capital Corporation. The Corporation desires to amend and restate its amended and restated certificate of incorporation as currently in effect.

              SECOND:  The  Corporation's  Amended and Restated  Certificate  of
Incorporation  set  forth  below  contains  amendments   requiring   shareholder
approval.

              THIRD: This Amended and Restated Certificate of Incorporation was duly approved in accordance with Sections 33-801 and 33-797 of the Connecticut Business Corporation Act, as amended, by the Corporation's Board of Directors at a meeting held on December ___, 1997 and by the sole stockholder of the Corporation by written consent dated December ___, 1997.

              FOURTH: The text of the Corporation's amended and restated certificate of incorporation as currently in effect is hereby amended and restated in its entirety as follows:


                                    ARTICLE I
                                      NAME

         The name of the corporation is Webster Preferred Capital Corporation (the "Corporation").

                                   ARTICLE II
                    REGISTERED OFFICE AND AGENT; INCORPORATOR

         The registered office of the Corporation shall be located at One Commercial Plaza, Hartford, Connecticut 06103. The registered agent of the Corporation at such address shall be CT Corporation System. The name of the Incorporator of the Corporation is Josephina Rotman Childress and the address of the Incorporator is 53 State Street, Boston, Massachusetts 02109.


                                   ARTICLE III
                               PURPOSES AND POWERS

         The Corporation is being formed to engage in the real estate business and to engage in any other lawful act or activity for which corporations may be organized under the Connecticut Business Corporation Act, as amended (the "Connecticut Business Corporation Act"). The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation"), and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Connecticut. However, notwithstanding the foregoing and any other provision of this Certificate of Incorporation, the Corporation may be operated solely for the purpose of performing functions which Webster Bank is empowered to perform directly.



                                   ARTICLE IV
                                  CAPITAL STOCK


SECTION 4.1  AUTHORIZED SHARES.

         The total number of shares which the Corporation shall have the authority to issue is 3,001,000 shares, consisting of (i) 1,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (ii) 3,000,000 shares of serial preferred stock, par value $1.00 per share (the "Preferred Stock").

         Subject to the limitations prescribed by applicable law and this Certificate of Incorporation, the Board of Directors, or if then constituted, a duly authorized committee thereof, is authorized to issue, from authorized but unissued shares of capital stock of the Corporation, Preferred Stock in such series as the Board of Directors may establish, from time to time, and to determine the preferences, limitations and relative rights of each series thereof (if any).

         A certificate of amendment, which shall be effective without shareholder action, relating to each series of Preferred Stock shall set forth the preferences and other terms of such series, including without limitation the following: (1) the title and stated value, if any, of such series, (2) the number of shares of such series and the liquidation preference per share of such series; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such series; (4) whether such series is cumulative or not, and if cumulative, the date from which dividends on such series shall accumulate; (5) the provision for a sinking fund, if any, for such series; (6) the provision for redemption, if applicable, of such series; (7) the relative ranking and preferences of such series as to any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with each series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation; (8) any voting rights of such series; and (9) any other specific terms, preferences, rights, limitations or restrictions of such series.

         The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any) are as follows:


SECTION 4.2  COMMON STOCK.

         4.2.1  DIVIDEND RIGHTS
                ---------------

         Subject to Section 4.3.1 hereof, the Board of Directors may declare dividends on the Common Stock payable out of assets of the Corporation legally available therefor, and the holders of the Common Stock shall be entitled to receive such dividends if, when and as declared by the Board of Directors of the Corporation.

         4.2.2  LIQUIDATION RIGHTS
                ------------------

         In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of assets of the Corporation, after payment to the holders of all series of the Preferred Stock the full preferential amounts to which such holders are entitled, the remaining assets of the Corporation after payment of all debts and liabilities of the Corporation, shall be distributed to the holders of the Common Stock, according to their respective shares.

         4.2.3  VOTING RIGHTS
                -------------

         Unless otherwise provided by this Certificate of Incorporation or applicable law, all right to vote and all voting power incident to the Corporation's capital stock shall be vested exclusively in the holders of the Common Stock, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances. Each share of Common Stock shall have one vote on matters to be voted upon by holders of Common Stock.

SECTION 4.3  SERIAL PREFERRED STOCK.

         4.3.1  DIVIDEND RIGHTS
                ---------------

         The holders of shares of Preferred Stock shall be entitled to receive from the assets of the Corporation legally available therefor, if, when and as declared by the Board of Directors of the Corporation, dividends and, if applicable, any accrued and unpaid dividends thereon, in accordance with the respective terms of the series creating such shares of Preferred Stock, before any dividends shall be declared or paid (other than dividends payable in shares of stock of the Corporation) on the Common Stock.

         4.3.2  LIQUIDATION RIGHTS
                ------------------

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation, the holders of Preferred Stock shall be entitled to be paid the respective liquidation preference, and if applicable, any accrued and unpaid dividends thereon, in accordance with the respective terms of the series creating such shares of Preferred Stock, before any distribution is made to the holders of the Common Stock.

         4.3.3  VOTING RIGHTS
                -------------

         Except as otherwise specifically provided in this Certificate of Incorporation or required by applicable law, the holders of the Preferred Stock shall have no right to vote at any meeting of shareholders or otherwise and shall not be entitled to notice of any such meeting, except in each case as may be specifically required by law.


                                    ARTICLE V
                               BOARD OF DIRECTORS


SECTION 5.1  BOARD OF DIRECTORS.

         The Board of Directors shall consist of not less than three directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time pursuant to resolutions adopted by the Board of Directors of the Corporation, as provided in the By-Laws.


SECTION 5.2  LIMITATION ON LIABILITY OF DIRECTORS.

         The personal liability of a director to the Corporation or the shareholders of the Corporation for monetary damages for breach of duty as a director shall be limited to an amount that is not less than the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (E) create liability under Section 33-757 of the Connecticut Business Corporation Act.


                                   ARTICLE VI
                          COVENANTS OF THE CORPORATION

         The Corporation hereby covenants as follows:

         (a) The Corporation shall not file a voluntary petition of bankruptcy without the approval of two-thirds of the Board of Directors of the Corporation.

         (b) The Corporation will: (i) prepare and maintain its financial statements, transactions, books and records, corporation documents, bank accounts and other assets separate from those of any other person or entity;
(ii) maintain separate offices through which its business is conducted (except that the Corporation may lease office space on the premises of Webster Bank as may be necessary to the Corporation's operations); (iii) be adequately financed and capitalized as a separate unit in light of the reasonably foreseeable obligations of a business of its size and character; (iv) maintain an arms' length relationship with affiliates and any other parties furnishing services to it; (v) maintain its books, records, resolutions and agreements as official records; (vi) conduct its business in its own name; (vii) pay its own liabilities out of its own funds and other assets, (viii) observe all corporate formalities necessary to maintain its identity as an entity separate and distinct from Webster Bank, all other affiliates and any other person or entity,
(ix) hold appropriate meetings of its Board of Directors to authorize its corporate actions; (x) participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for facilities, goods or services provided to multiple entities; (xi) use its own stationery, invoices and checks; (xii) hold itself out to the public and identify itself as a separate and distinct entity under its own name and not as a division or part of any person or entity; and (xiii) hold its assets in its own name.

         (c) All borrowings by the Corporation will indicate that Webster Bank has not guaranteed the debt of the Corporation unless that is, in fact, the case.

         (d) The Company will not: (i) fail to correct any known misunderstanding regarding its separate identity; (ii) commingle its funds or other assets with those of any other person or entity; (iii) assume, guarantee or became obligated for the debts of any affiliate or other entity (other than a subsidiary) or hold out its credit as being available to satisfy the obligations of any affiliate or other entity (other than a subsidiary); (iv) acquire obligations or securities of its shareholders (except for the acquisition by the Corporation of mortgage or mortgage-related assets from Webster Bank); (v) pledge any of its assets (or permit any of its assets to be pledged) for the benefit of any other person or entity; (vi) identify its shareholders or any of its affiliates as a division or part of it; (vii) engage (either as transferor or transferee) in any material transaction with any affiliate other than for fair value and on terms similar to those obtainable in arms' length transactions with unaffiliated parties, or engage in any transaction with any affiliate involving any intent to hinder, delay or defraud any person or entity; or (viii) engage in any business activity other than as permitted by this Certificate of Incorporation.

         (e) To the extent that the statements set forth in Sections (b) and (d) above of this Article VI relate to the separate business operations of the Corporation and Webster Bank, such statements are qualified to the extent that Webster Bank, in its capacity as Servicer under the Master Service Agreement between the Corporation and Webster Bank and as Advisor under the Advisory Service Agreement between the Corporation and Webster Bank, is authorized to take, and does take, action on behalf of the Corporation in order properly to perform its duties and responsibilities under those agreements. Such statements are also qualified to the extent that for accounting and reporting purposes, the Corporation may be included in the consolidated financial statements of Webster Bank or Webster Financial Corporation in accordance with generally accepted accounting principles.


                                   ARTICLE VII
                      LIMITATIONS ON OWNERSHIP AND TRANSFER

          (A)    CERTAIN DEFINITIONS.
                 -------------------

          The following terms shall have the following meanings:

         (1) "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, (i) a Transfer, (ii) the acquisition of direct ownership of shares by any Person, including through the exercise of Acquisition Rights or any other option, warrant, pledge, other security interest or similar right to acquire shares, and
(iii) the acquisition of indirect ownership of shares (taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) by a Person who is an individual within the meaning of
Section 542(a)(2) of the Code, including, without limitation, through the acquisition by any Person of Acquisition Rights or any option, warrant, pledge, security interest, or similar right to acquire shares. The term "Acquisition" shall have the correlative meaning.

         (2) "Acquisition Rights" shall mean rights to Acquire shares of Capital Stock pursuant to: (i) exercise of any option to acquire shares of Capital Stock or (ii) any pledge of shares of Capital Stock.

         (3) "Beneficial Ownership" shall mean ownership of shares of Capital Stock by a Person who is treated or would be treated as an owner of such Capital Stock either directly or indirectly, or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         (4) "Capital Stock" shall mean all classes or series of capital stock of the Corporation including without limitation, the Common Stock and Preferred Stock.

         (5) "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7(m), each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         (6) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         (7) "Initial Public Offering" means the closing of the sale of shares of Preferred Stock pursuant to the Corporation's first effective registration statement for such Preferred Stock, filed under the Securities Act of 1933, as amended.

         (8) "Market Price" shall mean the net asset value per share of Common Stock or Preferred Stock, as the case may be, as determined in good faith by the Board of Directors.

         (9) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of Capital Stock for a period of 90 days following the purchase by such underwriter of the Capital Stock, provided that the ownership of Capital Stock by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT.

         (10) "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which would result in a violation of Section 7(b), the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer had not violated the provisions of Section 7(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

         (11) "Purported Record Transferee" shall mean the Person who would have been the record holder of the Capital Stock if such Transfer had not violated the provisions of Section 7(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

         (12) "REIT" shall mean a "real estate investment trust" under Section 856 of the Code.

         (13) "REIT Provisions of the Code" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

         (14) "Restriction Termination Date" shall mean the first day after the date of the closing of the Initial Public Offering on which the Corporation determines that is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

         (15) "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock that results in a change in the record, Beneficial Ownership of Capital Stock or the right to vote or receive dividends on Capital Stock (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for Capital Stock, or the right to vote or receive dividends on Capital Stock), whether voluntary or involuntary, whether of record, Beneficially or constructively and whether by operation of law or otherwise.

         (16) "Trust" shall mean the trust created pursuant to 7(l) hereof.

         (17) "Trustee" shall mean the Person unaffiliated with the Corporation, or the Purported Beneficial Transferee, that is appointed by the Corporation to serve as trustee of the Trust.

         (B)  RESTRICTIONS.
              ------------

         During the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date:

                  (i) No Person shall Acquire any shares of Capital Stock if, as a result of such Acquisition, the Capital Stock would be Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution); and

                  (ii)     No  Person  shall  Acquire  or  Beneficially  Own any
                           shares of Capital Stock if, as a result of such Acquisition or Beneficial Ownership, the
                           Corporation would be "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the purported Acquisition, Transfer, or other event takes place during the second half of a taxable year) or otherwise would result in the corporation failing to qualify as a REIT.

         (C) REMEDIES FOR BREACH.
             -------------------

         (1) If, notwithstanding the other provisions contained in this Article VII, there is a purported Transfer, Acquisition, change in the capital structure of the Corporation or other event (including, without limitation, a change in the relationship between two or more Persons that causes the application of
Section 544 of the Code, as modified by Section 856(h)), that, if effective, would result in the violation of one or more of the restrictions or ownership and transfer described in Section 7(b), then (i) in the case of a Transfer or Acquisition, that number of shares of Capital Stock purported to be Transferred or Acquired that otherwise would cause such Person to violate Section 7(b)
(rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(l) of this Article VII, effective as of the close of business on the day immediately prior to the date of such purported Transfer or Acquisition, and such Person shall acquire no rights in such shares of Capital Stock; (ii) in the case of any event other than a Transfer or Acquisition (a "Beneficial Ownership Event"), that number of shares of Capital Stock that would be owned by Persons (the "Affected Persons") as a result of such Beneficial Ownership Event that otherwise would violate Section 7(b) (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(l) of this Article VII, effective as of the close of business on the day immediately prior to such Beneficial Ownership Event, and such Affected

Person or Persons shall acquire no rights (or have no continuing rights) in such shares of Capital Stock; or (iii) if the transfer to the Trust described in either clause (i) or clause (ii) hereof would not be effective for any reason to prevent any Person from Beneficially Owning Stock in violation of Section 7(b), then the Transfer, Acquisition, or other Beneficial Ownership Event that would otherwise cause such Person to violate Section 7(b) shall be void ab initio.

         (2) Notwithstanding the other provisions hereof, any Transfer or Acquisition of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

         (3) In addition to, and without limitation by, subsections (1) and (2) above, if the Board of Directors or its designees shall at any time determine in good faith that a Transfer, Acquisition or other event has taken place in violation of Section 7(b) or that a Person intends to Acquire, has attempted to Acquire, or may Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Stock in violation of Section 7(b), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to refuse to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or Acquisition (or, in the case of events other than a Transfer or Acquisition, ownership or Beneficial Ownership) in violation of Section 7(b) shall automatically result in the transfer to the Trust described in Section 7(1), irrespective of any action (or non-action) by the Board of Directors.

         (4) Nothing contained in this Section 7(c) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

         (D) NOTICE OF RESTRICTED TRANSFER.
             -----------------------------

         Any Person who Acquires or attempts or intends to Acquire shares of Capital Stock in violation of Section 7(b) or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of Section 7(b), shall immediately give written notice to the Corporation of such Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted, intended or purported Transfer or other event on the Corporation's status as a REIT.

         (E) OWNERS REQUIRED TO PROVIDE INFORMATION.
             --------------------------------------

         From the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date:

         (1) every stockholder of record of more than 0.5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the number or value of any series of the outstanding Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record stockholder, the number of shares of Capital Stock Beneficially Owned by it, and a description of how such shares of Capital Stock are held; provided that a shareholder of record who holds outstanding Capital Stock of the Corporation as nominee for another person, which other person is required to include in gross income, for U.S. federal income tax purposes, the dividends received on such Capital Stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the stockholder of record is nominee.

         (2) every Actual Owner of more than 0.5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the number or value of any series of the outstanding Capital Stock of the Corporation who is not a stockholder of record of the Corporation, shall within 30 days after December 31 of each year give written notice to the Corporation stating the name and address of such Actual Owner, the number of shares of Capital Stock Beneficially Owned, and a description of how such shares of Capital Stock are held.

         (3) each person who is a Beneficial Owner or constructive owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's compliance with the REIT provisions of the Code.

         (F) REMEDIES NOT LIMITED.
             --------------------

          Nothing contained in this Article VII shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation's status as a REIT.

         (G) AMBIGUITY.
             ---------

          In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7(a), the Board of

Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

         (H) LEGEND.
             ------

          Each certificate for shares of Capital Stock shall bear substantially the following legend:

                  "The shares represented by this certificate are subject to restrictions on transfer and ownership for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Corporation's Amended and Restated Certificate of Incorporation, no Person may Beneficially Own shares of Capital Stock of the Corporation if, as a result of such Acquisition or Beneficial Ownership, the Capital Stock would be held by less than 100 Persons. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Capital Stock in excess of the above limitations must immediately notify the Corporation, any shares of Capital Stock so held may be subject to mandatory sale in certain events, certain purported acquisitions of shares of Capital Stock in excess of such limitations shall be void ab initio, and any shares of Capital Stock purported to be Acquired or Beneficially Owned in excess of such limitation will be automatically transferred to a Trust for the benefit of a Charitable Beneficiary. A Person who attempts to Beneficially Own shares of Capital Stock in violation of the ownership limitations set forth in Section 7(b) of the Amended and Restated Certificate of Incorporation of the Corporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of shares. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

         (I) TERMINATION OF REIT STATUS.
             --------------------------

          The Board of Directors shall take no action to terminate the Corporation's status as a REIT or to amend the provisions of this Article VII until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT or amend this Article VII, as the case may be,
(ii) the Board of Directors presents the resolution at an annual or special meeting of the stockholders and (iii) such resolution is approved by at least a majority of all the votes entitled to be cast on the matter.

         (J) NASDAQ SETTLEMENT.
             -----------------

         Nothing in this Article VII shall preclude the settlement of any transaction with respect to the shares of Capital Stock of the Corporation entered into through the facilities of The Nasdaq Stock Market's National Market System or such other securities exchange on which any of the Capital Stock may then be traded. Any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

         (K) SEVERABILITY.
             ------------

         If any provision of this Article VII or Section 7(c) or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (L) TRANSFER OF STOCK IN TRUST
             --------------------------

         (1) Ownership in Trust; Status of Shares Held in Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction engaged in through the facilities of The Nasdaq Stock Market's National Market System), Acquisition or other event that results in the transfer of Capital Stock to a Trust pursuant to Section 7(b) such shares of Capital Stock shall be deemed to have been transferred to the Trustee in its capacity as Trustee for the exclusive benefit one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee or Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7(m). Shares of Capital Stock so held in Trust shall be issued and outstanding stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares of Capital Stock held in Trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in Trust. The Purported Record Transferee and the Purported Beneficial Transferee of shares of Capital Stock in violation of Section 7(b) shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

         (2) Dividend Rights. The Trustee shall have all rights to dividends with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee with respect to such shares shall be paid over to the Trustee by the recipient thereof upon demand, and any dividend declared but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

         (3) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Trustee shall be entitled to receive, ratably with each other holder of Capital Stock of the class of Capital Stock that is held in the Trust, that portion of the assets of the Corporation available for distribution to the holders of such class (determined based upon the ratio that the number of shares of such class of Capital Stock held by the Trustee bears to the total number of shares of such class of Capital Stock then outstanding ). The Trustee shall distribute any such assets received in respect of the Capital Stock held in the Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation in accordance with subsection (4) of this Section 7(1).

         (4) Sale of Shares by Trustee. Within twenty days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in Trust to a Person, designated by the Trustee, whose ownership of the shares of Capital Stock held in the Trust would not violate the ownership limitations set forth in Section 7(b). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this subsection (4). The Purported Record Transferee shall receive the lesser of (1) (x) the price per share such Purported Record Transferee paid for the Capital Stock in the purported Transfer that resulted in the transfer of shares of Capital Stock to the Trust, or (y) if the Transfer or other event that resulted in the transfer of shares of Capital Stock to the Trust was not a transaction in which the Purported Record Transferee gave full value for such shares of Capital Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the transfer of such shares of Capital Stock to the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by the Purported Record Transferee, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount such Purported Record Transferee was entitled to receive pursuant to this subsection (4), such excess shall be paid to the Trustee upon demand. The Trustee should have the right and power (but not the obligation) to offer any share of Capital Stock held in the Trust for sale to the Corporation on such terms and conditions as the Trustee shall determine appropriate.

         (5) Voting and Notice Rights. The Trustee shall have all voting rights and rights to receive any notice of any meetings, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. The Purported Record Transferee shall have no voting rights with respect to shares held in Trust.

         (M) DESIGNATION OF CHARITABLE BENEFICIARY.
             -------------------------------------

         By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the share of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7(b) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.


                                  ARTICLE VIII
                          CERTAIN BUSINESS COMBINATIONS

         The "Business Combination" provisions of the Connecticut Business Corporation Act, Sections 33-840 to 33-845, shall not apply to Webster Financial Corporation or Webster Bank.


                                   ARTICLE IX
                                 INDEMNIFICATION

         The Corporation shall indemnify the directors, officers, employees and agents of the Corporation to the fullest extent permitted by applicable law, including the Connecticut Business Corporation Act, and if applicable, 12 C.F.R. ss. 545.121, as may be amended from time to time by the Office of Thrift Supervision. Any such indemnification shall continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation shall indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the Connecticut Business Corporation Act, to any person for any action taken, or any failure to take any action, as a director, except liability (a) that involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) created liability under Section 33-757 of the Connecticut Business Corporation Act.


                                   ARTICLE XI
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         This Certificate of Incorporation may be amended in accordance with the Connecticut Business Corporation Act.


                                   ARTICLE XII
                              AMENDMENT OF BY-LAWS

         The By-Laws may provide that the Board of Directors as well as the shareholders may make, amend or repeal the By-Laws of the Corporation, except as otherwise required by statute, by the By-Laws, or by this Certificate of Incorporation.

         IN  WITNESS   WHEREOF,   this  Amended  and  Restated   Certificate  of
Incorporation has been executed on behalf of the Corporation by the undersigned, thereunto duly authorized on this ____ day of December, 1997.



                                                         By
                                                           ---------------------
                                                           John V. Brennan
                                                           President

Attest:
       ------------------------------
       Gregory S. Madar
       Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                             RIGHTS AND PREFERENCES

                                     OF THE

              SERIES A ____% CUMULATIVE REDEEMABLE PREFERRED STOCK

                            PAR VALUE $1.00 PER SHARE

                                       OF

                      WEBSTER PREFERRED CAPITAL CORPORATION

                  --------------------------------------------

                      Pursuant to Section 33-666(d) of the
                      Connecticut Business Corporation Act

                  --------------------------------------------


     WEBSTER PREFERRED CAPITAL CORPORATION (the "Corporation"), a corporation organized and existing under the Connecticut Business Corporation Act, as amended,

     DOES HEREBY CERTIFY:

     FIRST: The Amended and Restated Certificate of Incorporation of the Corporation authorizes the issuance of 3,000,000 shares of the Corporation's preferred stock, par value $1.00 per share, in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     SECOND: The Board of Directors of the Corporation at a meeting held on December __, 1997, did duly adopt this Certificate of Amendment providing for the designation, powers, preferences and rights, and the qualifications, limitations and/or restrictions thereof, of the Series A ___% Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Corporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors, in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, hereby approves the issuance of Series A ___% Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Corporation and hereby fixes the designation of such series and the powers, preferences, rights, and qualifications, limitations and restrictions thereof in addition to those set forth in said Amended and Restated Certificate of Incorporation as follows:

     1. Designation; Ranking.

     (a) The designation of the series of Preferred Stock created by this Certificate of Amendment shall be "Series A _____% Cumulative Redeemable Preferred Stock," par value $1.00 per share, of Webster Preferred Capital Corporation (the "Corporation") (hereinafter referred to as "Series A Preferred Shares"), and the number of shares constituting such series shall be 40,000, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors.

     (b) The Series A Preferred Shares shall rank prior to the common stock of the Corporation, par value $.01 per share (the "Common Stock") as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation (the Common Stock, together with any other class or series of stock of the Corporation ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, being hereinafter referred to as "Junior Stock"). The Series B Preferred Shares are on a parity with the shares of Series B ___% Cumulative Preferred Stock of the Corporation, par value $1.00 per share (the "Series A Preferred Shares"), as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation (the Series B Preferred Shares, together with any other class or series of stock of the Corporation ranking on a parity with the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation being hereinafter referred to as "Parity Stock").

     2. Dividend Rights.

     (a) The holders of Series A Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation, out of assets of the Corporation legally available therefor, cash dividends, accruing from December __, 1997 at the rate of _____% per annum of the $1,000 liquidation preference (an amount equal to $___ per share per annum), and no more, payable, if, when and as declared by the Board of Directors, quarterly on January 15, April 15, July 15, and October 15 in each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), at such annual rate commencing January 15, 1998. Dividends in each quarterly period shall accrue from the day following the previous dividend payment date (except that dividends payable on January 15, 1998 shall accrue from the date of original issue), whether or not declared or paid for the prior quarterly period. Each declared dividend will be payable to holders of record as they appear at the close of business on the stock register of the Corporation on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation. The date of initial issuance of Series A Preferred Shares is hereinafter referred to the "Issue Date."

Dividends payable on the Series A Preferred Shares (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four.

     (b) Dividends on Series A Preferred Shares shall be cumulative from the Issue Date, whether or not there shall be funds legally available for the payment of such dividends. If there shall be outstanding shares of any series of Junior Stock or Parity Stock, no dividends shall be declared or paid or set apart for payment on any such series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all dividend periods terminating on or prior to the date of payment of such dividends. If dividends on the Series A Preferred Shares and on any series of Parity Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding Series A Preferred Shares and shares of such series of Parity Stock in proportion to the respective amounts of dividends in arrears on the Series A Preferred Shares and on such series of Parity Stock to the date of such dividend payment. Holders of Series A Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

     (c) Unless full cumulative dividends on all outstanding Series A Preferred Shares and the shares on any series of Parity Stock shall have been or contemporaneously are declared and paid or set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any other Junior Stock) shall be declared upon the Common Stock or upon any other Junior Stock, nor shall any Common Stock or any other Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any action be taken in respect of any Common Stock or any Junior Stock or Parity Stock if, as a result thereof, the amount of the Corporation's shareholders' equity (as determined in accordance with generally accepted accounting principles) would be less than 250% of the aggregate liquidation preference of the issued and outstanding Series A Preferred Shares and Series B Preferred Shares.

     3. Liquidation Preferences.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $1,000 per share plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date of such distribution, and no more, before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series A Preferred

Shares will not be entitled to any further participation in any distribution of the remaining assets of the Corporation.

     (b) In the event that the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series A Preferred Shares and any other shares of Parity Stock, the holders of Series A Preferred Shares and the holders of such Parity Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they would otherwise be entitled.

     (c) The merger or consolidation of the Corporation with or into any other entity, the merger or consolidation of any other entity with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

     4. Redemption.

     (a) Mandatory Redemption. The Corporation shall redeem all outstanding Series A Preferred Shares on January 15, 2001 at a redemption price equal to the $1,000 liquidation preference thereof plus accrued and unpaid dividends thereon to the date of redemption.

     (b) Optional Redemption. Except upon the occurance of a Tax Event, the Series A Preferred Shares are not redeemable prior to January 15, 1999. Upon the occurance of a Tax Event and at any time on or after January 15, 1999 through January 14, 2001, the Corporation, at its option, may redeem Series A Preferred Shares, at any time or from time to time, in whole but not in part, at the Series A Early Redemption Price.

     The "Series A Early Redemption Price" shall equal the greater of (i) $1,000 for each Series A Preferred Share to be redeemed or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of dividends on such Series A Preferred Shares to January 15, 2001, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clause (i) and clause (ii), accrued and unpaid dividends, if any, thereon to the date of redemption.

         "Tax Event" means the receipt by the Corporation of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or
(iii) any
amendment  to,  clarification  of,  or change in the  official  position  or the interpretation  of  such  Administrative  Action  or  judicial  decision  or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Shares, there is a substantial risk that (a) dividends paid or to be paid by the Corporation with respect to the capital stock of the Corporation are not, or will not be, fully deductible by the Corporation for United States federal income tax purposes, (b) the Corporation is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (c) dividends received or to be received by Webster Bank from the Corporation are not, or will not be, fully deductible by Webster Bank for Connecticut corporation income tax purposes.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date plus .25%.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the period from the date of redemption through January 15, 2001 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate fixed-income securities of comparable maturity for such remaining period.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. government securities dealer in New York, New York selected by the Corporation.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Corporation obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporation by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     (c) If less than all the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series A Preferred Shares to be redeemed, at their respective addresses appearing on the stock books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the redemption price; (iii) the number of Series A Preferred Shares to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (v) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (e) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series A Preferred Shares shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any Series A Preferred Shares unless all outstanding Series A Preferred Shares are simultaneously redeemed and shall not purchase or otherwise acquire any Series A Preferred Shares except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series A Preferred Shares for the purchase of all outstanding shares thereof.

     5. Voting Rights. Other than as expressly required by applicable law, the Series A Preferred Shares shall not have any voting powers either general or special, except that:

         (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of the aggregate liquidation preference of the Series A Preferred Shares and of the shares of any one or more series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series A Preferred Shares and any such other series of Parity Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Amended and Restated Certificate of Incorporation or of any amendment or supplement thereto (including any certificate of amendment or any similar document relating to any series of Preferred Stock) of the Corporation, so as to adversely affect the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series A Preferred Shares and any such other series of Parity Stock.

         (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of the aggregate liquidation preference of the Series A Preferred Shares and any other series of Parity Stock, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series A Preferred Shares and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation ranking prior to the Series A Preferred Shares and any other series of Parity Stock. Subject to the foregoing, the Corporation's Amended and Restated Certificate of Incorporation may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series A Preferred Shares.

         (c) If at any time the Corporation has failed to pay or declare and set aside for payment the full amount of any quarterly dividend on the Series A Preferred Shares, the holders of the outstanding Series A Preferred Shares shall have the exclusive right, voting separately as a class together with holders of shares of any one or more other series of Parity Stock and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of shareholders. At elections for such directors, each holder of Series A Preferred Shares shall be entitled to one vote for each share held or, if the holders of shares of any series of Parity Stock are entitled vote, holders shall vote based on the respective liquidation preferences of the Series A Preferred Shares and such series of Parity Stock. Upon the vesting of such right in the holders of Series A Preferred Shares, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series A Preferred Shares (either alone or together with the holders of shares of any one or more series of Parity Stock) as hereinafter set forth. The right of the holders of Series A Preferred Shares, voting separately as a class to elect (either alone or together with the holders of shares of any one or more series of Parity Stock) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accrued on the Series A Preferred Shares shall have been paid in full or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

         (d) Each director elected by the holders of Series A Preferred Shares shall continue to serve as such director until the later of (i) the expiration of the full term for which he or she shall have been elected or (ii) all accrued and unpaid dividends on the Series A Preferred Shares shall have been paid in full or declared and set aside for payment. If the office of any director elected by the holders of Series A Preferred Shares voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Series A Preferred Shares voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders and the special voting powers vested in the holders of Series A Preferred Shares as provided in this subsection (d) shall have expired, the number of directors shall be such number as may be provided for in the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws, irrespective of any increase made pursuant to the provisions of this subsection (d).

     6. Reacquired Shares. Series A Preferred Shares redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Shares without designation as to series.

     7. No Sinking Fund. Series A Preferred Shares are not subject to the operation of a sinking fund.

     8. No Conversion Rights. Series A Preferred Shares are not convertible into any other securities of the Corporation and are not exchangeable into capital stock or any other securities of Webster Bank or Webster Financial Corporation.

     9. Reporting Company. For so long as there are any Series A Preferred Shares outstanding, the Corporation shall maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended, and will furnish shareholders with annual reports containing audited financial statements.

     FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of and in the name of the Corporation, to file a copy of the foregoing with the Secretary of State of the State of Connecticut in accordance with the provisions of Sections 33-608 and 33-666 of the Connecticut Business Corporation Act.

     IN WITNESS WHEREOF, WEBSTER PREFERRED CAPITAL CORPORATION, has caused this Certificate of Amendment to be signed by John V. Brennan, its President and Gregory S. Madar, its Secretary, and its Corporate Seal to be hereunder affixed this ____ day of December, 1997.

                                           WEBSTER PREFERRED CAPITAL CORPORATION
                                                                          [Seal]

                                           By
                                             -----------------------------------
                                             John V. Brennan
                                             President

Attest:
       --------------------------------
         Gregory S. Madar
         Secretary

                            CERTIFICATE OF AMENDMENT

                             RIGHTS AND PREFERENCES

                                     OF THE

              SERIES B ____% CUMULATIVE REDEEMABLE PREFERRED STOCK

                            PAR VALUE $1.00 PER SHARE

                                       OF

                      WEBSTER PREFERRED CAPITAL CORPORATION

                  --------------------------------------------

                      Pursuant to Section 33-666(d) of the
                      Connecticut Business Corporation Act

                  --------------------------------------------


     WEBSTER PREFERRED CAPITAL CORPORATION (the "Corporation"), a corporation organized and existing under the Connecticut Business Corporation Act, as amended,

     DOES HEREBY CERTIFY:

     FIRST: The Amended and Restated Certificate of Incorporation of the Corporation authorizes the issuance of 3,000,000 shares of the Corporation's preferred stock, par value $1.00 per share, in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     SECOND: The Board of Directors of the Corporation at a meeting held on December __, 1997, did duly adopt this Certificate of Amendment providing for the designation, powers, preferences and rights, and the qualifications, limitations and/or restrictions thereof, of the Series B ___% Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Corporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors, in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, hereby approves the issuance of Series B ___% Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Corporation and hereby fixes the designation of such series and the powers, preferences, rights, and qualifications, limitations and restrictions thereof in addition to those set forth in said Amended and Restated Certificate of Incorporation as follows:

     1. Designation; Ranking.

     (a) The designation of the series of Preferred Stock created by this Certificate of Amendment shall be "Series B _____% Cumulative Redeemable Preferred Stock," par value $1.00 per share, of Webster Preferred Capital Corporation (the "Corporation") (hereinafter referred to as "Series B Preferred Shares"), and the number of shares constituting such series shall be 1,000,000, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors.

     (b) The Series B Preferred Shares shall rank prior to the common stock of the Corporation, par value $.01 per share (the "Common Stock") as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation (the Common Stock, together with any other class or series of stock of the Corporation ranking junior to the Series B Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, being hereinafter referred to as "Junior Stock"). The Series B Preferred Shares are on a parity with the shares of Series A ___% Cumulative Preferred Stock of the Corporation, par value $1.00 per share (the "Series A Preferred Shares"), as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation (the Series A Preferred Shares, together with any other class or series of stock of the Corporation ranking on a parity with the Series B Preferred Shares as to the payment of dividends and the distribution of assets upon the liquidation, distribution or winding up of the Corporation being hereinafter referred to as "Parity Stock").

     2. Dividend Rights.

     (a) The holders of Series B Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors of the Corporation, out of assets of the Corporation legally available therefor, cash dividends, accruing from December __, 1997 at the rate of _____% per annum of the $10 liquidation preference (an amount equal to $___ per share per annum), and no more, payable, if, when and as declared by the Board of Directors, quarterly on January 15, April 15, July 15, and October 15 in each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), at such annual rate commencing January 15, 1998. Dividends in each quarterly period shall accrue from the day following the previous dividend payment date (except that dividends payable on January 15, 1998 shall accrue from the date of original issue), whether or not declared or paid for the prior quarterly period. Each declared dividend will be payable to holders of record as they appear at the close of business on the stock register of the Corporation on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation. The date of initial issuance of Series B Preferred Shares is hereinafter referred to the "Issue Date."

Dividends payable on the Series B Preferred Shares (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four.

     (b) Dividends on Series B Preferred Shares shall be cumulative from the Issue Date, whether or not there shall be funds legally available for the payment of such dividends. If there shall be outstanding shares of any series of Junior Stock or Parity Stock, no dividends shall be declared or paid or set apart for payment on any such series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all dividend periods terminating on or prior to the date of payment of such dividends. If dividends on the Series B Preferred Shares and on any series of Parity Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding Series B Preferred Shares and shares of such series of Parity Stock in proportion to the respective amounts of dividends in arrears on the Series B Preferred Shares and on such series of Parity Stock to the date of such dividend payment. Holders of Series B Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

     (c) Unless full cumulative dividends on all outstanding Series B Preferred Shares and the shares on any series of Parity Stock shall have been or contemporaneously are declared and paid or set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any other Junior Stock) shall be declared upon the Common Stock or upon any other Junior Stock, nor shall any Common Stock or any other Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any action be taken in respect of any Common Stock or any Junior Stock or Parity Stock if, as a result thereof, the amount of the Corporation's shareholders' equity (as determined in accordance with generally accepted accounting principles) would be less than 250% of the aggregate liquidation preference of the issued and outstanding Series A Preferred Shares and Series B Preferred Shares.

     3. Liquidation Preferences.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $10 per share plus an amount equal to all accrued and unpaid dividends, if any, thereon to the date of such distribution, and no more, before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series B Preferred

Shares will not be entitled to any further participation in any distribution of the remaining assets of the Corporation.

     (b) In the event that the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series B Preferred Shares and any other shares of Parity Stock, the holders of Series B Preferred Shares and the holders of such Parity Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they would otherwise be entitled.

     (c) The merger or consolidation of the Corporation with or into any other entity, the merger or consolidation of any other entity with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

     4. Redemption.

     Except upon the occurance of a Tax Event, the Series B Preferred Shares are not redeemable prior to January 15, 2003. Upon the occurance of a Tax Event, the Corporation, at its option, may redeem the Series B Preferred Shares, at any time or from time to time, in whole but not in part, at the Series B Early Redemption Price. On or after January 15, 2003, the Corporation, at its option, may redeem the Series B Preferred Shares, at any time or from time to time, in whole or in part, at a redemption price of $10 per share plus accrued and unpaid dividends, if any, thereon, to the date of redemption.

     The "Series B Early Redemption Price" shall equal the greater of (i) $10 for each Series B Preferred Share to be redeemed or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of dividends on such Series B Preferred Shares to January 15, 2003, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clause (i) and clause (ii), accrued and unpaid dividends, if any, thereon to the date of redemption.

         "Tax Event" means the receipt by the Corporation of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or
(iii) any
amendment  to,  clarification  of,  or change in the  official  position  or the interpretation  of  such  Administrative  Action  or  judicial  decision  or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series B Preferred Shares, there is a substantial risk that (a) dividends paid or to be paid by the Corporation with respect to the capital stock of the Corporation are not, or will not be, fully deductible by the Corporation for United States federal income tax purposes, (b) the Corporation is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (c) dividends received or to be received by Webster Bank from the Corporation are not, or will not be, fully deductible by Webster Bank for Connecticut corporation income tax purposes.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date plus .25%.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the period from the date of redemption through January 15, 2003 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate fixed-income securities of comparable maturity for such remaining period.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. government securities dealer in New York, New York selected by the Corporation.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Corporation obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporation by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     (b) If less than all the outstanding Series B Preferred Shares are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

     (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series B Preferred Shares to be redeemed, at their respective addresses appearing on the stock books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the redemption price; (iii) the number of Series B Preferred Shares to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (v) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (d) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series B Preferred Shares shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any Series B Preferred Shares unless all outstanding Series B Preferred Shares are simultaneously redeemed and shall not purchase or otherwise acquire any Series B Preferred Shares except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series B Preferred Shares for the purchase of all outstanding shares thereof.

     5. Voting Rights. Other than as expressly required by applicable law, the Series B Preferred Shares shall not have any voting powers either general or special, except that:

         (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of the aggregate liquidation preference of the Series B Preferred Shares and of the shares of any one or more series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series B Preferred Shares and any such other series of Parity Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Amended and Restated Certificate of Incorporation or of any amendment or supplement thereto (including any certificate of amendment or any similar document relating to any series of Preferred Stock) of the Corporation, so as to adversely affect the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series B Preferred Shares and any such other series of Parity Stock.

         (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of the aggregate liquidation preference of the Series B Preferred Shares and any other series of Parity Stock, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series B Preferred Shares and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation ranking prior to the Series B Preferred Shares and any other series of Parity Stock. Subject to the foregoing, the Corporation's Amended and Restated Certificate of Incorporation may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series B Preferred Shares.

         (c) If at any time the Corporation has failed to pay or declare and set aside for payment the full amount of any quarterly dividend on the Series B Preferred Shares, the holders of the outstanding Series B Preferred Shares shall have the exclusive right, voting separately as a class together with holders of shares of any one or more other series of Parity Stock and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of shareholders. At elections for such directors, each holder of Series B Preferred Shares shall be entitled to one vote for each share held or, if the holders of shares of any series of Parity Stock are entitled vote, holders shall vote based on the respective liquidation preferences of the Series B Preferred Shares and such series of Parity Stock. Upon the vesting of such right in the holders of Series B Preferred Shares, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series B Preferred Shares (either alone or together with the holders of shares of any one or more series of Parity Stock) as hereinafter set forth. The right of the holders of Series B Preferred Shares, voting separately as a class to elect (either alone or together with the holders of shares of any one or more series of Parity Stock) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accrued on the Series B Preferred Shares shall have been paid in full or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

         (d) Each director elected by the holders of Series B Preferred Shares shall continue to serve as such director until the later of (i) the expiration of the full term for which he or she shall have been elected or (ii) all accrued and unpaid dividends on the Series B Preferred Shares shall have been paid in full or declared and set aside for payment. If the office of any director elected by the holders of Series B Preferred Shares voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Series B Preferred Shares voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders and the special voting powers vested in the holders of Series B Preferred Shares as provided in this subsection (d) shall have expired, the number of directors shall be such number as may be provided for in the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws, irrespective of any increase made pursuant to the provisions of this subsection (d).

     6. Reacquired Shares. Series B Preferred Shares redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Shares without designation as to series.

     7. No Sinking Fund. Series B Preferred Shares are not subject to the operation of a sinking fund or any other obligation of the Corporation to redeem, repurchase or retire the Series B Preferred Shares.

     8. No Conversion Rights. Series B Preferred Shares are not convertible into any other securities of the Corporation and are not exchangeable into capital stock or any other securities of Webster Bank or Webster Financial Corporation.

     9. Reporting Company. For so long as there are any Series B Preferred Shares outstanding, the Corporation shall maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended, and will furnish shareholders with annual reports containing audited financial statements.

     10. Ownership and Transfer Restrictions.

         (a) During the period commencing on the date of the initial public offering and prior to the Restriction Termination Date, no person shall beneficially own more than 5,000 shares of Series B Preferred Stock (determined without reference to any rules of attribution). "Beneficial Ownership" shall mean ownership of shares of the capital stock of the Corporation by a person who is treated or would be treated as an owner of such capital stock either directly or indirectly or constructively through the application of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(1)(B)of the Code. "Initial Public Offering" means the closing of the sale of Series B Preferred Shares and Series A Preferred Shares pursuant to the Corporation's first effective registration statement for such Preferred Stock, filed under the Securities Act of 1933, as amended. "Restriction Termination Date" shall mean the first day after the date of the closing of the Initial Public Offering on which the Corporation determines that it is no longer in the best interest of the Corporation to attempt to, or continue to qualify as a real estate investment trust.

         (b)  Each   certificate  for  Series  B  Preferred  Shares  shall  bear substantially the following legend:

          "The  shares   represented   by  this   certificate   are  subject  to
          restrictions on transfer and ownership for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Corporation's Amended and Restated Certificate of Incorporation, no Person may Beneficially Own shares of Capital Stock of the Corporation if, as a result of such Acquisition or Beneficial Ownership, (i) such Person would Beneficially Own Series B ___% Cumulative Redeemable Preferred Stock of the Corporation in excess of 5,000 shares the Corporation would be "closely held" within the meaning of Section 856(h) of the Code, or (ii) the Capital Stock would be held by less than 100 Persons. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Capital Stock in excess of the above limitations must immediately notify the Corporation, any shares of Capital Stock so held may be subject to mandatory sale in certain events, certain purported acquisitions of shares of Capital Stock in excess of such limitations shall be void ab inito, and any shares of Capital Stock purported to be Acquired or Beneficially Owned in excess of such limitation will be automatically transferred to a Trust for the benefit of Charitable Beneficiary. A Person who attempts to

          Beneficially Own shares of Capital Stock in violation of the ownership limitations set forth in Section 7(b) of the Amended and Restated Certificate of Incorporation of the Corporation shall have no claim, cause of action, or any other recourse whatsoever against a transferor of shares. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.


     FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of and in the name of the Corporation, to file a copy of the foregoing with the Secretary of State of the State of Connecticut in accordance with the provisions of Sections 33-608 and 33-666 of the Connecticut Business Corporation Act.

     IN WITNESS WHEREOF, WEBSTER PREFERRED CAPITAL CORPORATION, has caused this Certificate of Amendment to be signed by John V. Brennan, its President and Gregory S. Madar, its Secretary, and its Corporate Seal to be hereunder affixed this ____ day of December, 1997.

                                           WEBSTER PREFERRED CAPITAL CORPORATION
                                                                          [Seal]

                                           By
                                             -----------------------------------
                                             John V. Brennan
                                             President

Attest:
       --------------------------------
         Gregory S. Madar
         Secretary